UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 11, 2011

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400, Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

PlainsCapital Corporation, a Texas corporation (the “Company”), held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 11, 2011. On the March 18, 2011 record date (the “Record Date”), the Company had two classes of voting securities entitled to vote at the Annual Meeting, Common Stock, par value $0.001 per share, and Original Common Stock, par value $0.001 per share, each of which entitles the holder to one vote per share. The Company did not have any shares of Common Stock issued and outstanding on the Record Date, and, therefore, there were no shares of Common Stock represented in person or by proxy at the Annual Meeting. A total of 26,233,693 shares of Original Common Stock were represented in person or by proxy at the Annual Meeting, representing 77.06% of the 34,041,088 shares of Original Common Stock issued and outstanding on the Record Date. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1	Election of Directors

The shareholders elected four directors to serve as Class II directors until the 2014 Annual Meeting of Shareholders.

Nominee	Votes Cast For	Votes Withheld	Broker Non- Votes
Hill A. Feinberg	25,564,455	669,238	—
James R. Huffines	25,566,076	667,617	—
Andrew J. Littlefair	25,564,455	669,238	—
Robert C. Taylor, Jr.	25,564,455	669,238	—

Proposal 2	Resolution on Executive Compensation

The shareholders adopted a non-binding advisory resolution approving the compensation of the Company’s executive officers as reported in the Compensation Discussion and Analysis, compensation tables, and any other related material in the Definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2011 with respect to the matters to be considered at the Annual Meeting.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
23,029,751	2,750,835	453,107	—

Proposal 3	Ratification of the Appointment of Independent Auditors

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
25,909,714	119,555	204,424	—

Proposal 4	Approval of an Amendment to the Certificate of Formation to Extend the Date By Which Shares of Original Common Stock Automatically Convert to Common Stock

The shareholders approved an amendment to the Company’s Certificate of Formation to: (i) extend the date by which shares of Original Common Stock automatically convert into shares of Common Stock, on a one-for-one basis, from June 30, 2011 to June 30, 2013, and (ii) clarify that, upon conversion of Original Common Stock into shares of Common Stock, the Company shall be restricted from further issuing shares of Original Common Stock.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
25,360,349	853,091	20,253	—

Proposal 5	Approval of an Amendment to the Certificate of Formation to Increase the Number of Authorized Shares of Original Common Stock

The shareholders approved an amendment to the Company’s Certificate of Formation to, among other things, increase the number of authorized shares of Original Common Stock from fifty million (50,000,000) shares to one hundred million (100,000,000) shares.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
23,263,891	2,941,793	28,009	—

Proposal 6	Approval of an Amendment to the Certificate of Formation Following Conversion of All Outstanding Shares of Original Common Stock Into Shares of Common Stock

The shareholders approved a future amendment to the Company’s Certificate of Formation following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock to remove references to the Original Common Stock and its conversion into shares of Common Stock.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
25,712,468	411,056	110,169	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSCAPITAL CORPORATION

Date: May 16, 2011	By:	/s/ John A. Martin

Name:	John A. Martin
Title:	Executive Vice President and Chief Financial Officer